UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

December 16, 2013

GERMAN AMERICAN BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

001-15877	35-1547518
(Commission File Number)	(IRS Employer Identification No.)
711 Main Street Box 810 Jasper, Indiana	47546
(Address of Principal Executive Offices)	(Zip Code)

(812) 482-1314

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

German American Bancorp, Inc. (the "Company"), compensates its directors for their service to the Company and the Company's subsidiaries based on a twelve-month period commencing with each year's annual reorganization meeting of the Board of Directors of the Company (the “Board”).  The Board’s Governance/Nominating Committee made a recommendation with respect to director compensation for the new twelve-month service period to the Board and, as previously reported, the Board approved such recommendation at its annual reorganization meeting held in June 2013. For services of directors during the current annual period that commenced at the 2013 annual reorganization meeting, the Company is compensating its directors, including the CEO, through annual retainers and cash fees, as described in the Company’s Current Report on Form 8-K filed June 23, 2013.

In addition, the Board determined in June 2013 that the Board should consider, at its regular meeting to be held in December 2013, the award of additional retainers in the form of grants (under the Company’s 2009 Long Term Equity Incentive Plan (“Plan”)) of restricted common stock of the Company to the directors (including the CEO) with a market value of not more than $10,000 per director.  The Board resolved that its decision to be made in December 2013 of whether to grant additional retainer in the form of restricted stock (and if so, how much) should be determined at that time based on the Board’s perception of prevailing financial conditions (including the Company's then-expected operating results for 2013) and such other factors as the Board may then deem relevant.

At its regular meeting held December 16, 2013, the Board considered the award of additional retainers as contemplated by the June 2013 resolutions, and determined to grant the full $10,000 in value of restricted common stock of the Company as additional retainer to the current members of the Board of Directors, including Mark A. Schroeder, the Company’s Chief Executive Officer, under the Plan.  Accordingly, 351 shares of common stock of the Company (restricted as to transferability and vesting under the terms of the resolutions granting the awards) were issued to each of the Company’s 11 directors (including Mr. Schroeder) effective as of the close of business on December 16, 2013, or an aggregate of 3,861 shares.

Under the terms of the award resolutions (and except as modified for Director Gene Mehne as indicated below), none of the grants of restricted stock will be transferable prior to December 5, 2014, and each award will be forfeited and all shares issued under the award will be cancelled should the holder of the award not continue in service as a director of the Company through December 5, 2014, for any reason other than death or disability, or (for any reason other than disability) were to fail to attend in person 75 percent of the meetings of the boards and committees on which he or she was a member during the period commencing on January 1, 2014, through December 5, 2014, or were to fail to attend (other than by reason of disability or illness or bona fide emergency) the Company's annual meeting of shareholders held in 2014.

In the case of Director Mehne, who will be ineligible to stand for reelection in 2014 under the Company’s Bylaws as a result of his attaining an age past the retirement age  specified by the Bylaws, the award resolution  specifies (in lieu of the December 5, 2014 measurement dates specified above) the date of May 15, 2014, as the date for measuring vesting of the restricted stock award.   May 15, 2014,is the scheduled date of the annual meeting of shareholders at which Mr. Mehne’s successor, if any, will be elected by the shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP, INC.

Date:   December 17, 2013

By:

/s/  Mark A Schroeder

Mark A. Schroeder, Chairman and CEO